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                                                                   EXHIBIT 99.11



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                          [LETTERHEAD OF BRADY MARTZ]




We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 9 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 10, 1997, relating to the financial statements and selected per share data and ratios of ND Insured Income Fund, Inc., which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the reference to us under the heading "Accountant and Reports to Shareholders" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus and on the back cover of the Prospectus.

Brady, Martz
BRADY, MARTZ & ASSOCIATES, P.C.



February 21, 1997